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                                                                     Exhibit 5.1

                     [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]

                                 March 11, 2002

CDW Computer Centers, Inc.
200 North Milwaukee Ave.
Vernon Hills, IL 60061

               Re:      2,000,000 Shares
                        of Common Stock, $.01 par value per share
                        -----------------------------------------

Ladies and Gentlemen:

               We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed on March 11, 2002 by CDW Computer Centers, Inc., an Illinois corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company to be sold by a shareholder of the Company.

               We are familiar with the proceedings to date with respect to the proposed sale of the Shares contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

               Based on the foregoing, we are of the opinion that:

               1. The Company is duly incorporated and validly existing under the laws of the State of Illinois; and

               2.   The Shares are validly issued, fully paid and nonassessable.

               We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares as contemplated by the Registration Statement.

               This opinion letter is limited to the Illinois Business Corporation Act.

               We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                Very truly yours,

                                /s/ Sidley Austin Brown & Wood